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                                                                     EXHIBIT 4.7


     RESORTS INTERNATIONAL INC. SENIOR MANAGEMENT STOCK OPTION PLAN


     1. ESTABLISHMENT AND PURPOSE OF THE PLAN. This Senior Management Stock Option Plan (the "Plan") is established by Resorts International, Inc., a Delaware corporation (the "Company"), as of September 17, 1990. The Plan is designed to enable the Company to attract, retain and motivate members of the senior management of the Company (the "Management"). The Plan provides for the grant to Management of options to purchase common stock of the Company ("Options") which qualify as incentive stock options ("Incentive Stock Options") under Section 422A of the Internal Revenue Code of 1986 (the "Code"), as well as options which do not so qualify ("Non-Qualified Options").

     2. STOCK SUBJECT TO PLAN. The maximum number of shares of stock that may be subject to Options hereunder shall not in the aggregate exceed that number which represents ten percent (10%) of the shares (the "Shares") of Common Stock Outstanding (as hereinafter defined), subject to adjustment under
Section 10 hereof. The Shares which may be subject to Options shall be allocated as follows: (i) Options to purchase up to five percent (5%) of the shares of Common Stock Outstanding may be granted to David P. Hanlon; and
(ii) Options to purchase the remaining portion of the Shares shall be granted to such other Eligible Employees (as defined in Section 4 hereof) and in such amounts as may be determined by the Committee (as defined in Section 3 hereof) in its sole discretion. "Common Stock Outstanding" means, at any given time, the number of shares of common stock of the Company, par value $.01 per share (the "Common Stock"), actually outstanding at such time, plus the number of shares of Common Stock which are then subject to options, including, without limitation. Options issued or authorized for issuance pursuant to the Plan (which solely for the purpose of the initial calculation hereunder shall be deemed to be _________ shares), warrants, rights or conversion privileges. The Shares which may be subject to Options granted under the Plan may be authorized and unissued Shares or Shares reacquired by the Company and held as treasury stock.

     Shares that are subject to the unexercised portions of any Options that expire, terminate or are cancelled may again become available for the grant of Options under the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") consisting of not less than three nor more than five members appointed by the Board of Directors (the "Board") of the Company. Each member of the Committee shall be a member of the Board who is not eligible to receive any Option under the Plan. From time to time, the Board shall have the discretion to add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

     All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the agreements and other instruments evidencing Options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Eligible Employees, as hereinafter defined.

     Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to Option grants and the terms thereof, including the provisions relating to the exercisability of Options and the termination and/or forfeiture of Options under the Plan. The terms upon which Options are granted shall be evidenced by a written agreement executed by the Company and the Participant to whom such Options are granted (the "Option Agreement").

     4. ELIGIBILITY. Persons who shall be eligible for grants of Options hereunder ("Eligible Employees") shall be members of the Management. The Committee may from time to time determine the

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Eligible Employees who shall participate under the Plan ("Participants")
through grants of Non-Qualified Options and Incentive Stock Options.

     5. TERMS AND CONDITIONS OF OPTIONS. No Option shall be granted for a term of more than ten years. The Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan. The Committee shall designate as such those Options intended to be eligible to qualify and be treated as Incentive Stock Options and, correspondingly, those Options not intended to be eligible to qualify and be treated as Incentive Stock Options.

     6. EXERCISE PRICE OF OPTIONS. The exercise price of each Non-Qualified Option granted hereunder shall be equal to the Fair Market Value ( as hereinafter defined) of the Shares to which the Option relates on the date the Non-Qualified Option is granted. The exercise price of any Option intended to be eligible to qualify and be treated as an Incentive Stock Option shall not be less than the Fair Market Value of the Shares to which the Option relates on the date such Incentive Stock Option is granted, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under Code Section 425(d) as owning stock (not including stock purchaseable under outstanding options) possessing more than ten percent of the total combined voting power of all classes of the Company's stock, (i) the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date such Incentive Stock Option is granted, and (ii) the term for which such Incentive Stock Option is granted shall not exceed five years. In the event that any Non-Qualified Option granted within six months of the effective date of the Plan is thereafter cancelled and replaced with any new Non-Qualified Option, the exercise price of such replacement Non-Qualified Option shall be not less than $4.00 per share.

     Except as otherwise provided in this Section 6, the "Fair Market Value" of Shares subject to an Option shall be determined for purposes of this Plan as follows: (i) if at the time of determination the Common Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the "Fair Market Value" of each of the Shares shall equal the mean between the high bid and low asked prices of the Common Stock as quoted on NASDAQ on the date the Option is granted, (ii) if at the time of determination the Common Stock is traded on any other principal securities exchange, the "Fair Market Value" of each of the Shares shall equal the mean between the high and the low trading prices of the Common Stock on the date the Option is granted, and (iii) if at the time of determination the Common Stock is not listed on NASDAQ and is not traded on any securities exchange, the "Fair Market Value" of Shares shall be determined by the Board. The Board's valuation shall be binding upon each optionee.

     For each Non-Qualified Option granted within six months of the effective date of the Plan, the "Fair Market Value" of each of the Shares subject to the Option shall be the average of the "Fair Market Values" of the Shares subject to the Option, determined as provided in the preceding paragraph, for those trading days occurring within a period commencing with the first trading day that is 60 days or more following the effective date of the Plan and ending with the 29th day following such first trading day; provided that in no event shall the exercise price of a Non-Qualified Option determined in accordance with this paragraph be less than $4 per share.

     Payment for Shares purchased upon exercise of any Option granted hereunder shall be paid to the Company at the time of exercise either (i) in cash, (ii) by delivering Common Stock of the Company already owned by the Option holder and having a total fair market value on the date of such delivery equal to the purchase price, or (iii) by delivering a combination of cash and Common Stock having a total fair market value of the date of such delivery equal to the purchase price. The Committee also may on an individual basis permit payment or agree to permit payment by such other alternative means as


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may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

     7. NON-TRANSFERABILITY. Any Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     8. INCENTIVE STOCK OPTIONS. The provisions of the Plan are intended to satisfy the requirements set forth in Section 422A of the Code and the regulations promulgated thereunder with respect to the Incentive Stock Options.

     9. INVESTMENT REPRESENTATION. Each Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any Shares.

     10. ADJUSTMENTS. If at any time the class of Shares subject to this Plan is changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number, exercise or sale price and/or type of shares or securities for which Options may thereafter be granted under this Plan. The Committee also shall designate the appropriate changes which shall be made in Options and the Committee may do so either at the time the Option is granted or at the time of the event causing the adjustment. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options.

     11. DURATION OF PLAN. Options may not be granted under the Plan after September 17, 2000.

     12. STOCKHOLDER APPROVAL. No Options granted under this Plan may be exercised prior to approval of this Plan by the holders of the majority of the outstanding shares of voting stock of the Company. Approval of the Plan of Reorganization of the Company, of which this Plan is a part, shall be deemed to the approval of this Plan within the meaning of the preceding sentence.

     13. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time alter, amend, suspend or terminate the Plan. The Committee may amend the Plan or any agreement issued hereunder to the extent necessary for any Option granted under the Plan to comply with applicable tax or securities laws. If the Company is a reporting Company under the Securities Exchange Act of 1934 (the "Exchange Act") and if such is required under Exchange Act Rule 16b-3 or any successor or similar rule or regulation, no such action of the Board or the Committee, unless taken with or ratified by the approval of the stockholders of the Company, may:

         (a) materially increase the maximum number of Shares for which Options may be granted under the Plan;

         (b) reduce the minimum exercise price of Options granted under the Plan;

         (c) materially increase the benefits accruing to Participants under the Plan; or


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         (d) materially modify the requirements as to eligibility for participation in the Plan.

     No Option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan or of any agreement issued hereunder shall, without the consent of the affected holder of such Option, alter or impair any rights or obligations in any Option theretofore granted to such holder under the Plan.

     14. NATURE OF THE PLAN. This Plan is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933.

     15. CANCELLATION OF OPTIONS. Any Option granted under the Plan may be cancelled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.

     16. WITHHOLDING TAXES. Whenever Shares are to be issued with respect to the exercise of Options under the Plan, the Committee in its discretion may require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for such Shares, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") which the Company or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee, the Participant may request the Company to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant's compensation to satisfy the Withholding Obligation.




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